Exhibit 5.1
October 19, 2005
Quiksilver, Inc.
15202 Graham Street
Huntington Beach, California 92649

Re:	Quiksilver, Inc.

Registration Statement on Form S-4
Ladies and Gentlemen:
      We have acted as special counsel to Quiksilver, Inc., a Delaware corporation (the “Company”), in connection with the public offering of $400,000,000 aggregate principal amount of the Company’s 6 7/8% Senior Notes due 2015 (the “Exchange Notes”). The Exchange Notes will be guaranteed (the “Guarantees”) by the following subsidiaries of the Company: DC Shoes, Inc., Fidra, Inc., Hawk Designs, Inc., Mervin Manufacturing, Inc., QS Retail, Inc., QS Wholesale, Inc. and Quiksilver Americas, Inc., each a California Corporation (collectively, the “Guarantors”). The Exchange Notes and the Guarantees are to be issued pursuant to an exchange offer (the “Exchange Offer”) for a like principal amount of the issued and outstanding 6 7/8% Senior Notes due 2015 of the Company (the “Original Notes”) guaranteed by the Guarantors, under an Indenture, dated as of July 22, 2005 (the “Indenture”), among the Company, Wilmington Trust Company, as Trustee (the “Trustee”), and the Guarantors. The Exchange Offer is being conducted in accordance with the Registration Rights Agreement, dated as of July 22, 2005 (the “Registration Rights Agreement”), by and among the Company, the Guarantors, and J.P. Morgan Securities Inc., Banc of America Securities LLC, SG Americas Securities, LLC, BNP Paribas Securities Corp., Calyon Securities (USA) Inc., Natexis Bleichroeder Inc., CIBC World Markets Corp. and Piper Jaffray & Co.
      This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).
      In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following: (i) the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Act (the “Registration Statement”); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware; (v) the Amended and Restated By-Laws of the Company, as amended to date and currently in effect; (vi) certain resolutions adopted by the Board of Directors of the Company relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture, the Registration Rights Agreement and related matters; (vii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; (viii) the form of the Exchange Notes and specimens thereof and (ix) the Form of Notation of Guarantee. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, but including the Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect on such parties. We have also assumed that the Guarantors have been duly organized and are validly existing in good standing under the laws of the State of California and that the Guarantors have

Quiksilver, Inc.
October 19, 2005

complied with all aspects of the laws of the State of California in connection with the transactions contemplated by the Indenture and the Registration Rights Agreement. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others and of public officials.
      Our opinions set forth herein are limited to the Delaware Corporate Law and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Exchange Offer and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on law on the opinions herein stated.
      Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
      1. When the Exchange Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and
      2. When the Exchange Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
      In rendering the opinion set forth above, we have assumed that: (i) the execution and delivery by the Company of the Indenture and the Exchange Notes and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments which have been identified to us by the Company as being material to it and which are listed as exhibits to the Registration Statement; and (ii) the execution and delivery by the Guarantors of the Indenture and the performance by the Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Guarantors or their respective properties is subject except for those agreements and instruments that have been identified to us by the Guarantors as being material to them and that are listed as exhibits to the Registration Statement.

Quiksilver, Inc.
October 19, 2005

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom (UK) LLP